Exhibit 99.4

OFFER TO EXCHANGE ALL OUTSTANDING

$2,250,000,000 2.297% NOTES DUE 2020

CUSIP Nos. 05526DAQ8 AND U05526AE5

ISIN Nos. US05526DAQ88 AND USU05526AE50

$2,250,000,000 2.764% NOTES DUE 2022

CUSIP Nos. 05526DAU9 AND U05526AG0

ISIN Nos. US05526DAU90 AND USU05526AG09

$2,500,000,000 3.222% NOTES DUE 2024

CUSIP Nos. 05526DAY1 AND U05526AJ4

ISIN Nos. US05526DAY13 AND USU05526AJ48

$3,500,000,000 3.557% NOTES DUE 2027

CUSIP Nos. 05526DBA2 AND U05526AK1

ISIN Nos. US05526DBA28 AND USU05526AK11

$2,500,000,000 4.390% NOTES DUE 2037

CUSIP Nos. 05526DBC8 AND U05526AL9

ISIN Nos. US05526DBC83 AND USU05526AL93

$2,500,000,000 4.540% NOTES DUE 2047

CUSIP Nos. 05526DBE4 AND U05526AM7

ISIN Nos. US05526DBE40 AND USU05526AM76

$1,000,000,000 FLOATING RATE NOTES DUE 2020

CUSIP Nos. 05526DAS4 AND U05526AF2

ISIN Nos. US05526DAS45 AND USU05526AF26

$750,000,000 FLOATING RATE NOTES DUE 2022

CUSIP Nos. 05526DAW5 AND U05526AH8

ISIN Nos. US05526DAW56 AND USU05526AH81

OF

B.A.T CAPITAL CORPORATION

To Our Clients:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by B.A.T Capital Corporation (the “Issuer”), a wholly owned subsidiary of British American Tobacco p.l.c. (the “Parent Guarantor”), to exchange (1) up to $2,250,000,000 aggregate principal amount of new 2.297% Notes due 2020 (the “2.297% Exchange Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of its unregistered outstanding 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”); (2) up to $2,250,000,000 aggregate principal amount of new 2.764% Notes due 2022 (the “2.764% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”); (3) up to $2,500,000,000 aggregate principal amount of new 3.222% Notes due 2024 (the “3.222% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”); (4) up to $3,500,000,000 aggregate principal amount of new 3.557% Notes due 2027 (the “3.557% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”); (5) up to $2,500,000,000 aggregate principal amount of new 4.390% Notes due 2037 (the “4.390% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”); (6) up to $2,500,000,000 aggregate principal amount of new 4.540% Notes due 2047 (the “4.540% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”); (7) up to $1,000,000,000 aggregate principal amount of new Floating Rate Notes due 2020 (the “2020 Floating Rate Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2020 (the “Unregistered 2020 Floating Rate Notes”); and (8) up to $750,000,000 aggregate principal amount of new Floating Rate Notes due 2022 (the “2022 Floating Rate Exchange Notes”, and, together with the 2.297% Exchange Notes, the 2.764% Exchange Notes, the 3.222% Exchange Notes, the 3.557% Exchange Notes, the 4.390% Exchange Notes, the 4.540% Exchange Notes, and the 2020 Floating Rate Exchange Notes, the “Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2022 (the “Unregistered 2022 Floating Rate Notes” and, together with the Unregistered 2.297% Notes, the Unregistered 2.764% Notes, the Unregistered 3.222% Notes, the Unregistered 3.557% Notes, the Unregistered 4.390% Notes, the Unregistered 4.540% Notes, and the Unregistered 2020 Floating Rate Notes, the “Unregistered Notes”), upon the terms and subject to the conditions set forth in the Issuer’s Prospectus dated                 , 2018 and the related Letter of Transmittal. Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offer. We are enclosing copies of the following documents:

1.	Prospectus dated , 2018;

2.	Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”); and

3.	Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2018 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

We are the holder of record of Unregistered Notes for your account. A tender of such Unregistered Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Unregistered Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Unregistered Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

Pursuant to the Letter of Transmittal, each holder of Unregistered Notes (a “Holder”) will represent to the Issuer the representations and warranties contained in the Letter of Transmittal, including, but not limited to, the representations that (i) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any guarantor of the Unregistered Notes; (ii) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer; (iii) it is acquiring the Exchange Securities in its ordinary course of business; (iv) it will otherwise cooperate in the Issuer’s preparations for the Exchange Offer; and (v) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (iv).

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